Exhibit 99.7

CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED) (a)

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

(IN THOUSANDS)

	Year Ended December 31, 2012				Year Ended December 31, 2011
	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)
Operating revenue	$3,493,182	$484,657	$(1,754)	$3,976,085	$3,333,908	$447,173	$(2,118)	$3,778,963

Operating expenses:
Salaries, wages and employee benefits	803,996	75,860	—	879,856	789,888	71,535	—	861,423
Operating supplies and expenses	245,085	45,387	—	290,472	238,206	43,666	—	281,872
Fuel	602,615	66,092	—	668,707	631,552	66,978	—	698,530
Purchased transportation	1,010,185	186,033	(1,185)	1,195,033	889,432	167,526	(1,542)	1,055,416
Rental expense	108,921	40,604	(92)	149,433	81,841	40,532	(94)	122,279
Insurance and claims	107,569	14,563	(477)	121,655	95,077	16,044	(482)	110,639
Depreciation and amortization of property and equipment	199,829	19,010	—	218,839	204,173	13,925	—	218,098
Amortization of intangibles	16,925	—	—	16,925	18,258	—	—	18,258
Impairments	3,387	—	—	3,387	—	—	—	—
Gain on disposal of property and equipment	(14,080)	(4,271)	—	(18,351)	(8,474)	(428)	—	(8,902)
Communication and utilities	24,601	1,863	—	26,464	25,999	1,758	—	27,757
Operating taxes and licenses	62,103	9,746	—	71,849	61,943	9,614	—	71,557

Total operating expense	3,171,136	454,887	(1,754)	3,624,269	3,027,895	431,150	(2,118)	3,456,927

Operating income	322,046	29,770	—	351,816	306,013	16,023	—	322,036

Other (income) expenses:
Interest expense	118,091	3,958	—	122,049	145,973	4,008	—	149,981
Derivative interest expense	5,101	—	—	5,101	15,057	—	—	15,057
Interest income	(2,098)	(58)	—	(2,156)	(1,900)	(97)	—	(1,997)
Loss on debt extinguishment	22,219	—	—	22,219	—	—	—	—
Impairments of non-operating assets	5,979	—	—	5,979	—	—	—	—
Other	(2,895)	(182)	—	(3,077)	(1,949)	(295)	—	(2,244)

Total other (income) expenses, net	146,397	3,718	—	150,115	157,181	3,616	—	160,797

Income before income taxes	175,649	26,052	—	201,701	148,832	12,407	—	161,239
Income tax expense	61,060	554	—	61,614	58,282	210	—	58,492

Net income	$114,589	$25,498	$—	$140,087	$90,550	$12,197	$—	$102,747

GAAP Diluted EPS	$0.82	$0.18 (d)		$1.00	$0.65	$0.09 (d)		$0.74

Adjusted EPS (c)	$1.00	$0.11 (d)		$1.11	$0.79	$0.05 (d)		$0.84

Diluted weighted average shares used in per share calculation	139,619	139,619 (d)		139,619	139,663	139,663 (d)		139,663

Operating Ratio	90.8%	93.9%		91.2%	90.8%	96.4%		91.5%

Adjusted Operating Ratio (e)	87.8%	92.2%		88.3%	87.9%	95.4%		88.8%

EBITDA	$513,497	$48,962		$562,459	$530,393	$30,243		$560,636

Adjusted EBITDA (f)	$549,727	$49,207		$598,934	$537,178	$30,459		$567,637

(a)	On August 6, 2013, Swift Transportation Company (the “Company” or “Swift”) entered into a Stock Purchase Agreement with the shareholders of Central Refrigerated Transportation, Inc. (“Central”), pursuant to which the Company acquired all of the outstanding capital stock of Central (the “Acquisition”) in a cash transaction valued at $225 million. Mr. Jerry Moyes, the Chief Executive Officer and controlling stockholder of Swift, was the majority shareholder of Central. Given Mr. Moyes’ majority ownership in both Swift and Central, the Acquisition is accounted for as a combination of entities under common control similar to the pooling of interest method. Under common control accounting, the historical results of Central have been combined with Swift’s. The above consolidating statement of operations for the years ended December 31, 2012 and 2011 reflects the combination of the entities as if the Acquisition was effective on January 1, 2011.
(b)	Certain amounts have been reclassified to conform with current presentation.
(c)	See the reconciliation of Adjusted EPS at schedule titled “Consolidating Adjusted EPS Reconciliation (Unaudited)” for the years ended December 31, 2012 and 2011.
(d)	Represents Central’s pro forma diluted and adjusted EPS based on Swift’s diluted weighted average share count for the applicable period.
(e)	See the reconciliation of Adjusted OR at the schedule titled “Consolidating Adjusted Operating Income and Operating Ratio Reconciliation (Unaudited)” for the years ended December 31, 2012 and 2011.
(f)	See the reconciliation of Adjusted EBITDA at the schedule titled “Consolidating Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited)” for the years ended December 31, 2012 and 2011.